Exhibit 99.1

Royal Gold Provides Update on its Fiscal 2016 Third Quarter

DENVER, COLORADO. APRIL 5, 2016:  ROYAL GOLD, INC.  (NASDAQ:RGLD; TSX: RGL) (together with its subsidiaries, “Royal Gold” or the “Company”) today announced that its wholly owned subsidiary RGLD Gold AG sold approximately 54,300 gold ounces, and had 12,200 gold ounces and 210,000 silver ounces in inventory related to its streaming agreements during its fiscal 2016 third quarter ended March 31, 2016 (“third quarter”).

Stream segment sales and inventory were significantly higher than the prior year quarter but lower than the quarter ending December 31, 2015 (“prior quarter”). As expected, Mount Milligan, Wassa and Prestea sales were lower than the prior quarter, somewhat offset by higher Pueblo Viejo and Andacollo sales. Notably, the Company’s silver stream associated with Pueblo Viejo production commenced on January 1, 2016.

RGLD Gold AG’s average realized gold price was $1,168 per ounce sold while cost of sales was approximately $330 per ounce for the third quarter. Cost of sales is specific to our stream agreements and is the result of the Company’s purchase of gold for cash payments at a set contractual price, or a percentage of the prevailing market price of gold when purchased.

Royal Gold previously indicated its intention to complete a review in the March quarter regarding the carrying value of its assets. The Company preliminarily expects to report non-cash impairments in the third quarter in the range of $95 million to $100 million related to several non-principal properties, including the Phoenix gold stream. The Company expects to report a higher effective tax rate during the third quarter coinciding with this impairment and the appreciation of the Canadian dollar.

Royal Gold’s third quarter results will be released before the market opens for trading on Thursday, April 28, 2016, followed by a conference call that day at noon Eastern Daylight Time (10:00 a.m. Mountain Daylight Time).  The call will be webcast and archived on the Company’s website for a limited time.

Fiscal 2016 Third Quarter Earnings Call Information:

Dial-In Numbers:	855-209-8260 (U.S.); toll free
855-669-9657 (Canada); toll free
412-542-4106 (International)
Conference Title:	Royal Gold
Webcast URL:	www.royalgold.com under Investors, Events & Presentations

About Royal Gold

Royal Gold is a precious metals royalty and stream company engaged in the acquisition and management of precious metal royalties, streams and similar production based interests.  The Company owns interests on 193 properties on six continents, including interests on 38 producing mines and 24 development stage projects. Royal Gold is publicly traded on the NASDAQ Global Select Market under the symbol “RGLD,” and on the Toronto Stock Exchange under the symbol “RGL.” The Company’s website is located at www.royalgold.com.

For further information, please contact:

Karli Anderson

Vice President Investor Relations

(303) 575-6517

Cautionary “Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: With the exception of historical matters, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projections or estimates contained herein. Such forward-looking statements include statements about deliveries and mine life at all the operations which are subject to our royalty and streaming agreements, including without limitation Wassa/Prestea, Andacollo, Pueblo Viejo, Mount Milligan and the Phoenix Gold project. Factors that could cause actual results to differ materially from the projections include, among others, precious metals, copper and nickel prices; performance of and production at the Company's royalty and stream properties; the ability of operators of development properties to finance project construction to completion and bring projects into production as expected; delays in securing or inability to secure necessary governmental permits; decisions and activities of the operators of the Company's royalty and stream properties; unanticipated grade, environmental, geological, seismic, metallurgical, processing, liquidity or other problems the operators of the mining properties may encounter; completion of feasibility studies; changes in operators’ project parameters as plans continue to be refined; changes in estimates of reserves and mineralization by the operators of the Company’s royalty and stream properties; contests to the Company’s royalty and stream interests and title and other defects to the Company’s royalty and stream properties; errors or disputes in calculating royalty and stream payments, or payments not made in accordance with royalty and stream agreements; economic and market conditions; risks associated with conducting business in foreign countries; changes in laws governing the Company and its royalty and stream properties or the operators of such properties; and other subsequent events; as well as other factors described in the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission. Most of these factors are beyond the Company’s ability to predict or control. The Company disclaims any obligation to update any forward-looking statement made herein. Readers are cautioned not to put undue reliance on forward-looking statements.